SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:December 8, 2005
(Date of earliest event reported)

________________________________

SINOFRESH HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

________________________________

Florida	0-49764	65-1082270
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

516 Paul Morris Drive
Englewood, Florida 34223
(Address of principal executive offices, zip code)

(941) 681-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sale of Equity Securities

Item 7.01 Regulation FD Disclosure

Item 9.01. Exhibits.

Signatures

Exhibit 99.1 Settlement Agreement and Mutual Releases

Exhibit 99.2 Agreement with the law firm of David B. Haber, P.A

Exhibit 99.3 Press Release

Item 1.01. Entry into a Material Definitive Agreement.

SinoFresh Healthcare , Inc. (the "Company") has entered into a Settlement Agreement and Mutual Release (the “Principal Settlement Agreement”), dated as of December 7, 2005 by and among all the plaintiffs and defendants in the shareholders derivative action involving the Company currently pending in the U.S. District Court in the Middle District of Florida (Case Number 8:04-CV-490-T-30MSS). The Principal Settlement Agreement is attached as Exhibit 99.1 to this Form 8-K.

The Principal Settlement Agreement contains the following principal provisions: (i) the forgiveness by the law firm of Greenberg Traurig P.A of all outstanding legal fees owed by the Company to Greenberg Traurig (which fees are estimated to be of approximately $240,000), (ii) the payment of $200,000 by Greenberg Traurig to the Company, (iii) the Company's issuance of 37,500 shares of common stock to certain of the plaintiffs, and (iv) the release of all claims between the parties to the litigation.

The Principal Settlement Agreement provides that it will be effective upon the approval of the Company's directors and the court. The Company expects the Principal Settlement Agreement will be approved by the Company’s directors and the court in the near future.

The Company has entered into a second Settlement Agreement dated as of December 7, 2005 (the "Haber Settlement Agreement"), with the law firm of David B. Haber, P.A. (“Haber”), the counsel for the plaintiffs in the shareholders derivative action described above. The Haber Settlement Agreement is attached as Exhibit 99.2 to this Form 8-K.

The Haber Settlement Agreement contains the following principal provisions: (i) the payment of $25,000 by the Company to Haber, (ii) the Company's issuance of 120,000 shares of common stock to Haber (which shares will be issued in three equal installments with the first being issued immediately and the second and third issued on February 15 and March 15, 2006, respectively), (iii) the Company's issuance to Haber of options to purchases 40,000 shares of common stock (which options can be exercised immediately at an exercise price of $0.25 per share), and (iv) the release of claims of the plaintiffs and Haber against the Company for reimbursement of legal fees.

Item 3.02. Unregistered Sale of Equity Securities.

As indicated above, the Company has agreed to issue 37,500 shares of common stock to the plaintiffs in the shareholder derivative action. These shares will be issued in reliance upon Section 4(2) of the Securities Act of 1933 (the "Securities Act").

As indicated above, the Company also has agreed to issue 120,000 shares of common stock to Haber. These shares will be issued in reliance upon Section 4(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure

The Company has issued a press release with respect to the matters described in this Form 8-K. A copy of the press release is attached as Exhibit 99.3.

Item 9.01. Exhibits.

Exhibit No.	Item
99.1	Settlement Agreement and Mutual Release dated December 7, 2005.

99.2	Agreement with the law firm of David B. Haber, P.A

99.3	Press Release

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOFRESH HEALTHCARE, INC.

Date: December 14, 2005	By:	/s/ Scott M. Klein
Scott M. Klein
Chief Financial Officer (Principle Accounting Officer)